Exhibit 99.1

IMAX CORPORATION REPORTS Q1 2023 RESULTS

•
Global entertainment technology platform drives strong year-over-year growth across all key metrics, including Revenue (+45%), Gross Margin (+58%) and Adjusted EBITDA (+84%)(1)

•
System sales climb to 63 signings year-to-date through April — significantly more than the Company delivered in all of 2022 (47)

•
Strong global box office performance of $273 million highlighted by multiple IMAX records, including:
o
Highest grossing Q1 ever
o
Greatest Q1 global market share ever
o
Highest grossing quarter ever for local language films
o
Highest grossing local language release ever

•
Promising upcoming blockbuster slate includes “Guardians of the Galaxy Vol. 3”, “Fast X”, “The Flash”, “Indiana Jones and the Dial of Destiny”, and “Mission Impossible — Dead Reckoning Part One”

•
Dramatic improvement in Q1 cash flow, with cash from operations of $21.2 million versus ($3.8) million use of cash in Q1 2022

NEW YORK, NY — April 27, 2023 — IMAX Corporation (NYSE: IMAX) today reported strong top and bottom-line financial results for the first quarter of 2023, demonstrating the value of its unique global entertainment technology platform and content portfolio.

“IMAX is off to an extremely strong start in 2023, with extraordinary growth in system sales and global box office soaring to an all-time record in the first quarter,” said Richard L. Gelfond, Chief Executive Officer of IMAX. “IMAX has already struck more deals for new and upgraded systems around the world in 2023 than it did in all of 2022, setting the stage for accelerating network expansion. With a very strong summer slate, robust sales activity, and our busiest period of the year for installations ahead, we believe we have a substantial opportunity to drive further growth in our business and results for our shareholders this year and beyond.”

“What’s clear in our results is that IMAX is more global than ever. Many of our signings came in high-value, strong box office international markets where we see significant potential to grow our footprint and drive revenue. Furthermore, nearly a third of our record-breaking global box office in the quarter came from non-Hollywood films — a strong validation of our strategy to diversify our content portfolio and become a leading platform for local language blockbusters around the world.”

“We remain confident we will drive significant growth in 2023 across global box office, system signings, installations, and adjusted EBITDA. And the rapid acceleration of sales activity is a very positive indicator for long-term growth across our global network, box office, and financial results.”

_______________

(1)
Non-GAAP Financial Measure. See the discussion at the end of this earnings release for a description of the non-GAAP financial measures used herein, as well as reconciliations to the most comparable GAAP amounts.

First Quarter Financial Highlights

	Three Months Ended March 31,
In millions of U.S. Dollars, except per share data	2023	2022	YoY % Change
Total Revenue	$86.9	$60.0	45%

Gross Margin	$50.1	$31.8	58%
Gross Margin (%)	58%	53%

Net Income (Loss)(2)(3)	$2.5	$(13.6)	N/A
Diluted Net Income (Loss) per share(2)(3)	$0.04	$(0.23)	N/A
Adjusted Net Income (Loss)(1)(2)(3)	$9.0	$(8.2)	N/A
Adjusted Net Income (Loss) per share(1)(2)(3)	$0.16	$(0.14)	N/A

Adjusted EBITDA per Credit Facility(1)(4)	$27.3	$14.8	84%
Adjusted EBITDA Margin (%)(1)(2)	34.4%	27.5%	25%

Weighted average shares outstanding (in millions):
Basic	54.1	58.6	(8%)
Diluted	55.0	58.6	(6%)

_______________

(1)
Non-GAAP Financial Measure. See the discussion at the end of this earnings release for a description of the non-GAAP financial measures used herein, as well as reconciliations to the most comparable GAAP amounts.
(2)
Attributable to common shareholders.
(3)
Includes a tax valuation allowance resulting in a negative impact of $1.6 million or $0.03 per share for the three months ended March 31, 2023 (2022 — $5.0 million or $0.09 per share).
(4)
Adjusted EBITDA per Credit facility attributable to common shareholders.

First Quarter Segment Results(1)

	Content Solutions			Technology Products and Services

In millions of U.S. Dollars	Revenue	Gross Margin	Gross Margin %	Revenue	Gross Margin	Gross Margin %
1Q23	$32.1	$18.0	56%	$51.7	$29.9	58%
1Q22	21.0	12.6	60%	37.9	18.4	49%
% change	53%	43%		36%	63%

_______________

(1)
Please refer to the Company’s Form 10-Q for the period ended March 31, 2023 for additional segment information.

Content Solutions Segment

•
Content Solutions revenues of $32.1 million increased 53% year-over-year. Gross box office from IMAX locations in Q1 2023 of $273.4 million, which was up 58% from Q1 2022. Key contributors to first quarter box office performance included:
o
Record local language box office contribution of approximately 30%, driven by IMAX’s highest ever Chinese New Year holiday of $61.3 million.
o
Avatar: The Way of Water delivered over $109 million in IMAX box office bringing the run total to $250 million, making it IMAX’s highest ever first-run release.
•
Gross margin for Content Solutions was $18.0 million, at a 56% margin, an increase of 43% compared to the prior year period.

Technology Products and Services Segment

•
Technology Products and Services revenues and gross margin increased 36% to $51.7 million and 63% to $29.9 million, respectively, which reflects growth in box office tied rental revenues as well as a higher number of sale/hybrid installs and renewals.
•
During the first quarter the Company installed 9 systems compared to 14 systems in the first quarter of 2022. Of those, 8 systems were under sales, sales-type lease and hybrid JRSA arrangements compared to 7 systems in the prior year.

Operating Cash Flow and Liquidity

Net cash provided by operating activities was $21.2 million for the first quarter of 2023 compared to net cash used of ($3.8) million in the prior year period.

As of March 31, 2023, the Company’s available liquidity was $423 million, including cash and cash equivalents of $99 million, $280 million in available borrowing capacity under the Credit Facility and $44 million in available borrowing capacity under IMAX China’s revolving facilities. Total debt, excluding deferred financing costs was $266 million as of March 31, 2023.

Share Count and Capital Return

The weighted average basic and diluted shares outstanding in the first quarter of 2023 were 54.0 million and 55.0 million, respectively, compared to 58.6 million in the first quarter of 2022.

During the first quarter of 2023, the Company repurchased 0.1 million common shares at an average price of $14.87 per share, for a total of $1.6 million.

In 2021, the Company issued $230.0 million of 0.500% Convertible Senior Notes due 2026 (“Convertible Notes”). In connection with the pricing of the Convertible Notes, the Company entered into privately negotiated capped call transactions with an initial cap price of $37.2750 per share of the Company’s common shares.

As of March 31, 2023, a total of $192 million remains available under the Company’s outstanding share repurchase authorization.

Supplemental Materials

For more information about the Company’s results, please refer to the IMAX Investor Relations website located at investors.imax.com.

Investor Relations Website and Social Media

On a weekly basis, the Company posts quarter-to-date box office results on the IMAX Investor Relations website located at investors.imax.com. The Company expects to provide such updates on Friday of each week, although the Company may change this timing without notice. Results will be displayed with a one-week lag.

The Company may post additional information on the Company’s corporate and Investor Relations website which may be material to investors. Accordingly, investors, media and others interested in the Company should monitor the Company’s website in addition to the Company’s press releases, SEC filings and public conference calls and webcasts, for additional information about the Company.

Conference Call

The Company will host a conference call today at 4:30 PM ET to discuss its first quarter 2023 financial results. This call is being webcast and can be accessed at investors.imax.com. To access the call via telephone, interested parties please pre-register here: https://register.vevent.com/register/BI74037df222dd44cda33eba34abac2311 and you will be provided with a dial-in number and unique pin. To avoid delays, we encourage participants to dial into the conference call ten minutes ahead of the scheduled start time. A replay of the call will be available via webcast at investors.imax.com.

About IMAX Corporation

IMAX, an innovator in entertainment technology, combines proprietary software, architecture, and equipment to create experiences that take you beyond the edge of your seat to a world you've never imagined. Top filmmakers and studios are utilizing IMAX systems to connect with audiences in extraordinary ways, and, as such, IMAX's network is among the most important and successful theatrical distribution platforms for major event films around the globe.

IMAX is headquartered in New York, Toronto, and Los Angeles, with additional offices in London, Dublin, Tokyo, and Shanghai. As of March 31, 2023, there were 1,711 IMAX systems (1,631 commercial multiplexes, 12 commercial destinations, 68 institutional) operating in 87 countries and territories. Shares of IMAX China Holding, Inc., a subsidiary of IMAX Corporation, trade on the Hong Kong Stock Exchange under the stock code “1970.”

IMAX®, IMAX® 3D, Experience It In IMAX®, The IMAX Experience®, DMR®, Filmed For IMAXTM, IMAX LiveTM, IMAX Enhanced®, and SSIMWAVE® are trademarks and trade names of the Company or its subsidiaries that are registered or otherwise protected under laws of various jurisdictions. More information about the Company can be found at www.imax.com. You may also connect with IMAX on Instagram (https://www.instagram.com/imax), Facebook (www.facebook.com/imax), Twitter (www.twitter.com/imax) and YouTube (www.youtube.com/imaxmovies).

For additional information please contact:

Investors: IMAX Corporation, New York Jennifer Horsley 212-821-0154 jhorsley@IMAX.com	Media: IMAX Corporation, New York Mark Jafar 212-821-0102 mjafar@imax.com

Forward-Looking Statements

This earnings release contains forward looking statements that are based on IMAX management's assumptions and existing information and involve certain risks and uncertainties which could cause actual results to differ materially from future results expressed or implied by such forward looking statements. These forward-looking statements include, but are not limited to, references to business and technology strategies and measures to implement strategies, competitive strengths, goals, expansion and growth of business, operations and technology, future capital expenditures (including the amount and nature thereof), industry prospects and consumer behavior, plans and references to the future success of IMAX Corporation together with its consolidated subsidiaries (the “Company”) and expectations regarding the Company's future operating, financial and technological results. These forward-looking statements are based on certain assumptions and analyses made by the Company in light of its experience and its perception of historical trends, current conditions and expected future developments, as well as other factors it believes are appropriate in the circumstances. However, whether actual results and developments will conform with the expectations and predictions of the Company is subject to a number of risks and uncertainties, including, but not limited to, risks related to the adverse impact of the COVID-19 pandemic; risks associated with investments and operations in foreign jurisdictions and any future international expansion, including those related to economic, political and regulatory policies of local governments and laws and policies of the United States and Canada, as well as geopolitical conflicts, such as the conflict between Russia and Ukraine; risks related to the Company’s growth and operations in China; the performance of IMAX DMR® films and other films released to the IMAX network; the signing of IMAX System agreements; conditions, changes and developments in the commercial exhibition industry; risks related to currency fluctuations; the potential impact of increased competition in the markets within which the Company operates, including competitive actions by other companies; the failure to respond to change and advancements in digital technology; risks relating to consolidation among commercial exhibitors and studios; risks related to brand extensions and new business initiatives; conditions in the in-home and out-of-home entertainment industries; the opportunities (or lack thereof) that may be presented to and pursued by the Company; risks related to cyber-security and data privacy; risks related to the Company’s inability to protect the Company’s intellectual property; risks related to climate change; risks related to weather conditions and natural disasters that may disrupt or harm the Company’s business; risks related to the Company’s indebtedness and compliance with its debt agreements; general economic, market or business conditions; risks related to political, economic and social instability, including with respect to the Russia-Ukraine conflict; the failure to convert IMAX System backlog into revenue; changes in laws or regulations; any statements of belief and any statements of assumptions underlying any of the foregoing; other factors and risks outlined in our periodic filings with the SEC; and other factors, many of which are beyond the control of the Company. Consequently, all of the forward-looking statements made in this earnings release are qualified by these cautionary statements, and actual results or anticipated developments by the Company may not be realized, and even if substantially realized, may not have the expected consequences to, or effects on, the Company. These factors, other risks and uncertainties and financial details are discussed in IMAX’s most recent Annual Report on Form 10-K. The Company undertakes no obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Primary Reporting Groups

The Company’s Chief Executive Officer (“CEO”) is its Chief Operating Decision Maker (“CODM”), as such term is defined under U.S. GAAP. The CODM assesses segment performance based on segment revenues and segment gross margins. Selling, general and administrative expenses, research and development costs, the amortization of intangible assets, provision for (reversal of) current expected credit losses, certain write-downs, interest income, interest expense, and income tax (expense) benefit are not allocated to the Company’s segments.

In the first quarter of 2023, the Company revised its internal segment reporting, including the information provided to the CODM to assess segment performance and allocate resources. Accordingly, the Company has two reportable segments: (i) Content Solutions, which principally includes content enhancement and distribution services, previously included within the IMAX DMR, Film Distribution and Film Post-Production segments, and (ii) Technology Products and Services, which principally includes the sale, lease, and maintenance of IMAX Systems, previously included within the JRSA, IMAX Systems, IMAX Maintenance, and Other Theater Business segments. The Company’s activities that do not meet the criteria to be considered a reportable segment are reported within All Other. Prior period comparatives have been revised to conform with the current period presentation.

The Company has the following reportable segments:

(i)
Content Solutions, which principally includes the digital remastering of films and other content into IMAX formats for distribution to the IMAX network. To a lesser extent, the Content Solutions segment also earns revenue from the distribution of large-format documentary films and exclusive experiences ranging from live performances to interactive events with leading artists and creators, as well as film post-production services.

(ii)
Technology Products and Services, which includes results from the sale or lease of IMAX Systems, as well as from the maintenance of IMAX Systems. To a lesser extent, the Technology Product and Services segment also earns revenue from certain ancillary theater business activities, including after-market sales of IMAX System parts and 3D glasses.

Transactions between segments are valued at exchange value. Inter-segment profits are eliminated upon consolidation, as well as for the disclosures below.

IMAX Network and Backlog

	Three Months Ended March 31,
System Signings:	2023	2022
New IMAX Systems
Sales and sales-type lease arrangements	14	4
Hybrid JRSA	—	1
Traditional JRSA	13	2
Total new IMAX Systems	27	7
Upgrades of IMAX systems	1	—
Total IMAX System signings	28	7

	Three Months Ended March 31,
System Installations:	2023	2022
New IMAX Systems
Sales and sales-type lease arrangements	7	4
Hybrid JRSA	—	2
Traditional JRSA	—	6
Total new IMAX Systems	7	12
Upgrades of IMAX Systems	2	2
Total IMAX System installations	9	14

	March 31,
IMAX System Backlog:	2023	2022
Sales and sales-type lease arrangements	170	171
Hybrid JRSA	118	131
Traditional JRSA	180	185
Total IMAX System backlog	468	487

	March 31,
IMAX Network:	2023	2022
Commercial Multiplex Theaters
Sales and sales-type lease arrangements	704	691
Hybrid JRSA	149	148
Traditional JRSA	778	767
Total Commercial Multiplex Theaters	1,631	1,606
Commercial Destination Theaters	12	12
Institutional Theaters	68	72
Total IMAX network	1,711	1,690

IMAX CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands of U.S. dollars, except per share amounts)

(Unaudited)

	Three Months Ended
	March 31,
	2023	2022
Revenues
Technology sales	$17,822	$8,976
Image enhancement and maintenance services	47,127	36,094
Technology rentals	20,058	12,661
Finance income	1,939	2,305
	86,946	60,036
Costs and expenses applicable to revenues
Technology sales	7,232	5,985
Image enhancement and maintenance services	23,085	15,743
Technology rentals	6,578	6,537
	36,895	28,265
Gross margin	50,051	31,771
Selling, general and administrative expenses	34,148	30,181
Research and development	1,855	1,197
Amortization of intangible assets	1,074	1,196
Credit loss expense, net	220	7,229
Executive transition costs	1,353	-
Income (loss) from operations	11,401	(8,032)
Realized and unrealized investment gains	44	34
Retirement benefits non-service expense	(77)	(139)
Interest income	407	502
Interest expense	(1,767)	(1,705)
Income (loss) before taxes	10,008	(9,340)
Income tax expense	(4,885)	(2,610)
Net income (loss)	5,123	(11,950)
Less: net income attributable to non-controlling interests	(2,669)	(1,659)
Net income (loss) attributable to common shareholders	$2,454	$(13,609)

Net income (loss) per share attributable to common shareholders - basic and diluted:
Net income (loss) per share attributable to common shareholders — basic	$0.05	$(0.23)
Net income (loss) per share attributable to common shareholders — diluted	$0.04	$(0.23)
Weighted average shares outstanding — basic (in thousands)	54,064	58,574
Weighted average shares outstanding — diluted (in thousands)	54,991	58,574
Additional Disclosure:
Depreciation and amortization	$13,320	$12,741
Amortization of deferred financing costs	$625	$1,023

IMAX CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands of U.S. dollars, except share amounts)

(Unaudited)

	March 31,	December 31,
	2023	2022
Assets
Cash and cash equivalents	$99,246	$97,401
Accounts receivable, net of allowance for credit losses	123,382	136,142
Financing receivables, net of allowance for credit losses	131,187	129,384
Variable consideration receivables, net of allowance for credit losses	47,380	44,024
Inventories	37,492	31,534
Prepaid expenses	14,296	12,343
Film assets, net of accumulated amortization	6,347	5,277
Property, plant and equipment, net of accumulated depreciation	248,279	252,896
Investment in equity securities	1,050	1,035
Other assets	15,480	15,665
Deferred income tax assets, net of valuation allowance	11,218	9,900
Goodwill	52,815	52,815
Other intangible assets, net of accumulated amortization	33,349	32,738
Total assets	$821,521	$821,154
Liabilities
Accounts payable	$25,783	$25,237
Accrued and other liabilities	113,729	117,286
Deferred revenue	73,550	70,940
Revolving credit facility borrowings, net of unamortized debt issuance costs	31,025	36,111
Convertible notes and other borrowings, net of unamortized discounts and debt issuance costs	227,549	226,912
Deferred income tax liabilities	16,046	14,900
Total liabilities	487,682	491,386
Commitments, contingencies and guarantees
Non-controlling interests	731	722
Shareholders' equity
Capital stock common shares — no par value. Authorized — unlimited number.
54,589,933 issued and outstanding (December 31, 2022 — 54,148,614 issued and outstanding)	389,500	376,715
Other equity	170,871	185,678
Statutory surplus reserve	3,932	3,932
Accumulated deficit	(292,409)	(293,124)
Accumulated other comprehensive loss	(7,876)	(9,846)
Total shareholders' equity attributable to common shareholders	264,018	263,355
Non-controlling interests	69,090	65,691
Total shareholders' equity	333,108	329,046
Total liabilities and shareholders' equity	$821,521	$821,154

IMAX CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands of U.S. dollars)

(Unaudited)

	Three Months Ended
	March 31,
	2023	2022
Operating Activities
Net income (loss)	$5,123	$(11,950)
Adjustments to reconcile net income (loss) to cash provided by (used in) operating activities:
Depreciation and amortization	13,320	12,741
Amortization of deferred financing costs	625	1,023
Credit loss expense, net	220	7,229
Write-downs	304	381
Deferred income tax benefit	(193)	(109)
Share-based and other non-cash compensation	5,135	6,189
Unrealized foreign currency exchange (gain) loss	(78)	58
Realized and unrealized investment gains	(44)	(34)
Changes in assets and liabilities:
Accounts receivable	12,374	(2,654)
Inventories	(5,946)	(534)
Film assets	(3,884)	(5,107)
Deferred revenue	2,606	(830)
Changes in other operating assets and liabilities	(8,344)	(10,186)
Net cash provided by (used in) operating activities	21,218	(3,783)
Investing Activities
Purchase of property, plant and equipment	(364)	(728)
Investment in equipment for joint revenue sharing arrangements	(2,157)	(4,587)
Interest in film classified as a financial instrument	—	(4,731)
Acquisition of other intangible assets	(1,760)	(551)
Net cash used in investing activities	(4,281)	(10,597)
Financing Activities
Revolving credit facility borrowings	25,717	—
Repayments of revolving credit facility borrowings	(31,180)	—
Credit facility amendment fees paid	—	(1,783)
Other borrowings	315	—
Repurchase of common shares	(3,656)	(6,272)
Repurchase of common shares, IMAX China	—	(1,844)
Taxes withheld and paid on employee stock awards vested	(6,233)	(3,136)
Net cash used in financing activities	(15,037)	(13,035)
Effects of exchange rate changes on cash	(55)	4
Increase (decrease) in cash and cash equivalents during period	1,845	(27,411)
Cash and cash equivalents, beginning of period	97,401	189,711
Cash and cash equivalents, end of period	$99,246	$162,300

Segment Revenue and Gross Margin

	Three Months Ended
	March 31,
(In thousands of U.S. Dollars)	2023	2022
Revenue
Content Solutions	$32,101	$20,988
Technology Products and Services	51,667	37,863
Sub-total for reportable segments	83,768	58,851
All Other(1)	3,178	1,185
Total	$86,946	$60,036

Gross Margin
Content Solutions	$17,995	$12,625
Technology Products and Services	29,891	18,416
Sub-total for reportable segments	47,886	31,041
All Other(1)	2,165	730
Total	$50,051	$31,771

______________

(1)
All Other includes the results from IMAX Enhanced, SSIMWAVE, and other ancillary activities.

IMAX CORPORATION

NON-GAAP FINANCIAL MEASURES

(in thousands of U.S. dollars)

In this release, the Company presents adjusted net income (loss) attributable to common shareholders and adjusted net income (loss) attributable to common shareholders per basic and diluted share, EBITDA, Adjusted EBITDA per Credit Facility, Adjusted EBITDA margin as supplemental measures of the Company’s performance, which are not recognized under U.S. GAAP. Adjusted net income (loss) attributable to common shareholders and adjusted net income (loss) attributable to common shareholders per basic and diluted share exclude, where applicable: (i) share-based compensation; (ii) COVID-19 government relief benefits, net, (iii) realized and unrealized investment gains or losses; (iv) acquisition-related expenses, and (v) executive transaction costs, as well as the related tax impact of these adjustments.

The Company believes that these non-GAAP financial measures are important supplemental measures that allow management and users of the Company’s financial statements to view operating trends and analyze controllable operating performance on a comparable basis between periods without the after-tax impact of share-based compensation and certain unusual items included in net income (loss) attributable to common shareholders. Although share-based compensation is an important aspect of the Company’s employee and executive compensation packages, it is a non-cash expense and is excluded from certain internal business performance measures.

A reconciliation from net income (loss) attributable to common shareholders and the associated per share amounts to adjusted net income (loss) attributable to common shareholders and adjusted net income (loss) attributable to common shareholders per basic and diluted share are presented in the table below. Net income (loss) attributable to common shareholders and the associated per share amounts are the most directly comparable GAAP measures because they reflect the earnings relevant to the Company’s shareholders, rather than the earnings attributable to non-controlling interests.

In addition to the non-GAAP financial measures discussed above, management also uses “EBITDA,” as well as “Adjusted EBITDA per Credit Facility,” as defined in the Company’s Credit Agreement. As allowed by the Credit Agreement, Adjusted EBITDA per Credit Facility includes adjustments in addition to the exclusion of interest, taxes, depreciation and amortization. Accordingly, this non-GAAP financial measure is presented to allow a more comprehensive analysis of the Company’s operating performance and to provide additional information with respect to the Company’s compliance against its Credit Agreement requirements, when applicable. In addition, the Company believes that Adjusted EBITDA per Credit Facility presents relevant and useful information widely used by analysts, investors and other interested parties in the Company’s industry to evaluate, assess and benchmark the Company’s results.

EBITDA is defined as net income or loss excluding (i) income tax expense or benefit; (ii) interest expense, net of interest income; (iii) depreciation and amortization, including film asset amortization; and (iv) amortization of deferred financing costs. Adjusted EBITDA per Credit Facility is defined as EBITDA excluding: (i) share-based and other non-cash compensation; (ii) realized and unrealized investment gains or losses; (iii) acquisition-related expenses; (iv) legal judgment and arbitration awards; (v) executive transition costs, and (vi) write-downs, net of recoveries, including asset impairments and credit loss expense.

A reconciliation of net income (loss) attributable to common shareholders, which is the most directly comparable GAAP measure, to EBITDA and Adjusted EBITDA per Credit Facility is presented in the table below. Net income (loss) attributable to common shareholders is the most directly comparable GAAP measure because it reflects the earnings relevant to the Company’s shareholders, rather than the earnings attributable to non-controlling interests.

In this release, the Company also presents free cash flow, which is not recognized under U.S. GAAP, as a supplemental measure of the Company’s liquidity. The Company's definition of free cash flow deducts only normal recurring capital expenditures, including its investment in joint revenue sharing arrangements, the purchase of property, plant and equipment and the acquisition of other intangible assets (from the Consolidated Statements of Cash Flows), from net cash provided by or used in operating activities. Management believes that free cash flow is a supplemental measure of the cash flow available to reduce debt, add to cash balances, and fund other financing activities. Free cash flow does not represent residual cash flow available for discretionary expenditures. A reconciliation of cash provided by operating activities to free cash flow is presented below.

These non-GAAP measures may not be comparable to similarly titled amounts reported by other companies. Additionally, the non-GAAP financial measures used by the Company should not be considered as a substitute for, or superior to, the comparable GAAP amounts.

Adjusted EBITDA per Credit Facility

	For the Three Months Ended March 31, 2023			For the Three Months Ended March 31, 2022
	Attributable to			Attributable to
	Non-controlling	Less:		Non-controlling	Less:
	Interests and	Attributable to	Attributable to	Interests and	Attributable to	Attributable to
(In thousands of U.S. Dollars)	Common Shareholders	Non-controlling Interests	Common Shareholders	Common Shareholders	Non-controlling Interests	Common Shareholders
Reported net income (loss)	$5,123	$2,669	$2,454	$(11,950)	$1,659	$(13,609)
Add (subtract):
Income tax expense	4,885	793	4,092	2,610	487	2,123
Interest expense, net of interest income	735	(11)	746	180	(106)	286
Depreciation and amortization, including film asset amortization	13,320	1,301	12,019	12,741	1,301	11,440
Amortization of deferred financing costs(1)	625	—	625	1,023	—	1,023
EBITDA	$24,688	$4,752	$19,936	$4,604	$3,341	$1,263
Share-based and other non-cash compensation	5,633	194	5,439	6,189	203	5,986
Unrealized investment gains	(44)	—	(44)	(34)	—	(34)
Acquisition-related expenses	156	—	156	—	—	—
Write-downs, including asset impairments and credit loss expense	524	82	442	7,610	18	7,592
Executive transition costs	1,353	—	1,353	—	—	—
Adjusted EBITDA per Credit Facility	$32,310	$5,028	$27,282	$18,369	$3,562	$14,807
Revenues attributable to common shareholders(2)	$86,946	$7,537	$79,409	$60,036	$6,140	$53,896
Adjusted EBITDA margin attributable to common shareholders	37.2%	66.7%	34.4%	30.6%	58.0%	27.5%

	For the Twelve Months Ended March 31, 2023			For the Twelve Months Ended March 31, 2022
	Attributable to			Attributable to
	Non-controlling	Less:		Non-controlling	Less:
	Interests and	Attributable to	Attributable to	Interests and	Attributable to	Attributable to
(In thousands of U.S. Dollars)	Common Shareholders	Non-controlling Interests	Common Shareholders	Common Shareholders	Non-controlling Interests	Common Shareholders
Reported net (loss) income	$(2,804)	$3,933	$(6,737)	$(11,027)	$10,071	$(21,098)
Add (subtract):
Income tax expense	12,382	1,562	10,820	20,106	3,562	16,544
Interest expense, net of interest income	1,827	(156)	1,983	1,130	(376)	1,506
Depreciation and amortization, including film asset amortization	57,240	4,820	52,420	56,146	5,407	50,739
Amortization of deferred financing costs(1)	2,779	—	2,779	3,227	—	3,227
EBITDA	$71,424	$10,159	$61,265	$69,582	$18,664	$50,918
Share-based and other non-cash compensation	27,017	751	26,266	26,847	1,071	25,776
Unrealized investment gains	(81)	—	(81)	(126)	—	(126)
Acquisition-related expenses	1,278	—	1,278	—	—	—
Write-downs, including asset impairments and credit loss expense	8,638	1,787	6,851	4,905	(961)	5,866
Legal judgement and arbitration awards	—	—	—	(1,770)	—	(1,770)
Executive transition costs	1,353	—	1,353	—	—	—
Adjusted EBITDA per Credit Facility	$109,629	$12,697	$96,932	$99,438	$18,774	$80,664
Revenues attributable to common shareholders(2)	$327,715	$22,280	$305,435	$276,165	$31,997	$244,168
Adjusted EBITDA margin attributable to common shareholders	33.5%	57.0%	31.7%	36.0%	58.7%	33.0%

______________

(1)
The amortization of deferred financing costs is recorded within Interest Expense in the Condensed Consolidated Statement of Operations.

(2)
Revenues attributable to common shareholders calculated as follows:

	Three months ended	Three months ended	Twelve months ended	Twelve months ended
(In thousands of U.S. Dollars)	March 31, 2023	March 31, 2022	March 31, 2023	March 31, 2022
Total revenues	$86,946	$60,036	$327,715	$276,165
Greater China revenues	$26,566	$21,476	$78,420	$108,759
Non-controlling interest ownership percentage(3)	28.37%	28.59%	28.41%	29.42%
Deduction for non-controlling interest share of revenues	(7,537)	(6,140)	(22,280)	(31,997)
Revenues attributable to common shareholders	$79,409	$53,896	$305,435	$244,168
(3)
Weighted average ownership percentage for change in non-controlling interest share.

Adjusted Net Income (Loss) Attributable to Common Shareholders and Adjusted Net Income (Loss) Per Diluted Share

	Three Months Ended March 31,
	2023		2022
(In thousands of U.S. Dollars, except per share amounts)	Net Income	Per Share	Net Loss	Per Share
Net income (loss) attributable to common shareholders	$2,454	$0.04	$(13,609)	$(0.23)
Adjustments(1):
Share-based compensation	5,536	0.10	5,959	0.10
COVID-19 government relief benefits, net	—	—	(193)	—
Unrealized investment gains	(45)	—	(34)	—
Acquisition-related expenses	156	—	—	—
Executive transition costs	1,353	0.02	—	—
Tax impact on items listed above	(429)	(0.01)	(367)	(0.01)
Adjusted net income (loss)(1)	$9,025	$0.16	$(8,244)	$(0.14)

Weighted average shares outstanding — basic		54,064		58,574
Weighted average shares outstanding — diluted		54,991		58,574

_______________

(1)
Reflects amounts attributable to common shareholders.

Free Cash Flow

Three Months Ended
(In thousands of U.S. Dollars)	March 31, 2023
Net cash provided by operating activities	$21,218
Net cash used in investing activities	(4,281)
Free cash flow	$16,937